Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-146112, 333-150401, 333-150402, and 333-174951), Form S-4 (Nos. 333-16334 and 333-17116) and Form S-3 (No. 333-173369) of Spirit AeroSystems Holdings, Inc. of our report dated February 19, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Kansas City, Missouri
February 19, 2014